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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  -------------
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):    March 31, 1999


                        FORTIS BENEFITS INSURANCE COMPANY
                            (Exact Name of Registrant
                            as Specified in Charter)



     Minnesota                       33-46620                   81-0170040
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  (State or Other                  (Commission               (I.R.S. Employer
  Jurisdiction of                  File Number)             Identification No.)
  Incorporation)



     500 Bielenberg Drive, Woodbury, MN                         55125
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  (Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code:  (651) 738-4000
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.


(a) Effective as of March 31, 1999, Fortis Insurance Company, a Wisconsin insurance company (f/k/a Time Insurance Company) ("FIC"), issued a dividend of all the capital stock of Fortis Benefits Insurance Company, a Minnesota insurance company (the "Registrant"), to its parent corporation Interfinancial Inc., a Georgia corporation ("Interfinancial"). No consideration was paid for the dividend. Prior to the dividend, the Registrant was owned directly by FIC, which in turn was owned by Interfinancial. Interfinancial is now the direct parent of the Registrant and the owner of 100% of the voting securities of the Registrant. Interfinancial remains the direct parent corporation of FIC. The Insurance Department of the State of Wisconsin approved the change of control of the Registrant in a letter dated February 17, 1999 and the Board of Directors of FIC approved the dividend effective as of March 31, 1999.

         This change in ownership of the Registrant is part of a larger internal reorganization of the Fortis, Inc. life and health companies. However, the ultimate controlling persons of the Registrant remain Fortis, Inc., and its two parent companies, Fortis (NL) (f/k/a Fortis AMEV N.V.) and Fortis (B) (f/k/a Fortis AG S.A.).


(b) Other than as described herein, the Registrant does not know of any arrangements, the operation of which at a subsequent date, may result in a change of control of the Registrant.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FORTIS BENEFITS INSURANCE
                                          COMPANY


                                          BY:     /s/ Douglas R. Lowe
                                             -----------------------------------
                                          NAME:   Douglas R. Lowe
                                          TITLE:  Vice President and Associate
                                                  General Counsel



Dated:   April 6, 1999
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